UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2005

LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
2100 McKinney Avenue, Suite 1555, Dallas, Texas 75201 (Address of principal executive offices) (Zip Code)

(214) 382-3630
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྑ  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྑ  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྑ  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྑ  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Effective October 4, 2005, the Employment Agreement between Lighting Science Group Corporation f/k/a The Phoenix Group Corporation (the “Company”) and Philip R. Lacerte, dated as of October 12, 2004 (the “Agreement”), terminated as a result of Mr. Lacerte’s resignation as the Company’s Executive Vice President of Sales and Marketing. A brief description of the Agreement is set forth in the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on July 12, 2005. In connection with his resignation and as consideration for the Company agreeing to release him from his obligations under the Agreement, except for Sections 14, 16, 17, 21 and 22, Mr. Lacerte has agreed to deliver to the Company 100,000 shares of the Company’s common stock, $.001 par value per share.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Philip R. Lacerte has resigned as the Company’s Executive Vice President of Sales and Marketing effective as of October 4, 2005. In connection with his resignation and as consideration for the Company agreeing to release him from his obligations under the Agreement, except for Sections 14, 16, 17, 21 and 22, Mr. Lacerte has agreed to deliver to the Company 100,000 shares of the Company’s common stock, $.001 par value per share.

ITEM 9.01 Financial Statements and Exhibits

99.1 Resignation Letter, effective as of October 4, 2005, from Philip R. Lacerte.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

By:  /s/ Ronald E. Lusk_________
Ronald E. Lusk
Chairman of the Board and
Chief Executive Officer
Date: October 7, 2005